EXHIBIT 22

                      POE & BROWN, INC.  SUBSIDIARIES

Florida Corporations:

AMMIA, Inc.
Bill Williams Agency, Inc.
Boulton Agency, Inc.
Brown & Brown, Inc. - d/b/a Poe & Brown Benefits, Poe & Brown Financial
  Advisers, United Self Insured Services, Poe & Brown Insurance
C. D. Petrie, Inc.
Jerry F. Nichols & Associates, Inc.
Madoline Corporation
Underwriters Services, Inc.

Foreign Corporations:

A.G. General Agency, Inc. (TX)
P & O of Texas, Inc. (TX)
Poe & Associates of Illinois, Inc. (IL) - d/b/a Insurance
  Administration Center
Poe & Brown of Arizona, Inc. (AZ) - d/b/a Poe & Brown of Prescott,
  Poe & Brown of Tucson
Poe & Brown of California, Inc. (CA)
Poe & Brown of Colorado, Inc. (CO)
Poe & Brown of Connecticut, Inc. (CT)
Poe & Brown of Georgia, Inc. (GA)
Poe & Brown Insurance Benefits, Inc. (TX)
Poe & Brown Metro, Inc. (NJ)
Poe & Brown of North Carolina, Inc. (NC)
Poe & Brown of Ohio, Inc. (OH)
Poe & Brown of Pennsylvania, Inc. (PA)
Poe & Brown of Texas, Inc. (TX)

Indirect Subsidiaries:

America Underwriting Management, Inc. (FL)
DSD Insurance Agency, Inc. (AZ)
Ernest Smith Insurance Agency, Inc. (FL)
Florida Intracoastal Underwriters, Limited Co. (FL) (limited company) Halcyon Underwriters, Inc. (FL)
The Homeowner Association Risk Purchasing Group, Inc. (AZ)
Hotel-Motel Insurance Group, Inc. (FL)
MacDuff America, Inc. (FL)
MacDuff Pinellas Underwriters, Inc. (FL)
MacDuff Underwriters, Inc. (FL) - d/b/a Roehrig & MacDuff
Nevada Apartment Insurance (NV)
Poe & Brown of Indiana, Inc. (IN)
Poe & Brown of Nevada, Inc. (NV)
Poe & Brown of New Mexico, Inc. (NM)
Shanahan, McGrath & Bradley, Inc. (AZ)
Thim Insurance Agency, Inc. (AZ)